UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2016

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ECOSPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-25663	20-3502861
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3515 S.E Lionel Terrace, Stuart, FL 34997

(Address of Principal Executive Office) (Zip Code)

(772) 287-4846

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2016, Ecosphere Technologies, Inc. (the “Company”) amended the exercise price for certain equity awards held by executive officers of the Company. The exercise price of 6,300,000 stock options and 6,300,000 stock appreciation rights held by Chief Executive Officer Dennis McGuire were repriced from $0.34 to $0.045. 1,867,746 stock options held by Senior Vice President of Administration and Secretary Jacqueline McGuire were repriced from $0.17 to $0.045, and stock options in the amount of 2,591,438 and 157,500 held by Chief Operating Officer Michael Donn were repriced from $0.17 and $0.42, respectively, to $0.045. The officers have agreed not to exercise these equity awards pending an increase in the Company’s authorized capital. The vesting and expiration dates of all of the repriced equity awards, as well as all other terms, remain unchanged.

The officers had previously agreed not to exercise their equity awards in order to permit the Company to raise additional capital for operating funds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

	By:	/s/ Dennis McGuire
Dennis McGuire Chief Executive Officer
Date: May 27, 2016